                                                                                              News Release

                                                                                              Cory T. Walker

     October 22, 2007                                                              Chief Financial Officer

                                                                                              (386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES A 14.8% INCREASE IN THIRD QUARTER NET INCOME

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) announced its net income for the third quarter of 2007 of $46,216,000, or $0.33 per share, an increase of 14.8% from the $40,270,000, or $0.29 per share, reported for the quarter ended September 30, 2006. Total revenue for the quarter ended September 30, 2007 was $237,284,000, compared with 2006 third-quarter revenue of $211,965,000, an increase of 11.9%.

Total revenue for the nine months ended September 30, 2007 was $742,441,000, compared with revenue of $663,354,000 for the corresponding period in 2006, up 11.9%. Net income for the first nine months of 2007 was $157,955,000, versus $134,727,000 during the comparable 2006 period, an increase of 17.2%.  Net income per share for the nine months ended September 30, 2007 was $1.12, versus the $0.96 per share posted during the same period in 2006, an increase of 16.7%.

J. Hyatt Brown, Chairman and Chief Executive Officer, noted, “The third quarter was the “best of times” for purchasers of property and casualty insurance across the nation.  Risk-bearers continue to reduce prices while expanding the terms and conditions of insurance policies.  This market creates substantial challenges for agents and brokers and Brown & Brown is responding as it has in the past by seeking the best prices, terms and conditions for its customers.  We are pleased to report a net income per share increase of 13.8% for the quarter.”

Jim W. Henderson, Vice Chairman and Chief Operating Officer, added, “In 2007, we have closed 20 acquisitions representing approximately $81.8 million in annualized revenues.  This compares to 13 transactions representing $55.5 million in annualized revenues for the same period in 2006.  We believe that the current soft market pricing is a factor in the growing number of agencies exploring alternatives to their perpetuation plans.  Additionally, concerns about a possible future, politically-driven, capital gains tax rate increase are also a factor in the timing of potential acquisition transactions.  Our business model and track record continues to attract the highest quality entrepreneurial agents and brokers.”

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, third party administration, managed health care, and Medicare set-aside services and programs. Providing service to business, public entity, quasi-public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. The Company’s Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to continuing our revenue, earnings and operating growth, as well as identifying and consummating attractive acquisition opportunities. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results and condition, as well as its other achievements, are contained in the Company’s filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the effects of recent legislative and regulatory changes in Florida pertaining to the insurance industry, including those relating to coastal property coverages; the competitive environment; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of California, Florida, Georgia, Michigan, New Jersey, New York, Pennsylvania and/or Washington, where significant portions of the Company’s business are concentrated; and the cost and impact on the Company of previously disclosed litigation initiated against the Company and regulatory inquiries regarding industry and Company practices with respect to compensation received from insurance carriers. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the		For the

	Three Months		Nine Months

	Ended		Ended

	September 30		September 30

	2007	2006	2007	2006
REVENUES
Commissions and fees	$225,421	$208,558	$701,456	$653,900
Investment income	3,286	3,218	27,855	8,383
Other income, net	8,577	189	13,130	1,071
Total revenues	237,284	211,965	742,441	663,354

EXPENSES
Employee compensation and benefits	110,491	100,821	333,937	304,731
Non-cash stock-based compensation	1,491	837	4,327	4,601
Other operating expenses	32,928	29,502	96,409	90,605
Amortization	10,331	9,089	29,798	27,067
Depreciation	3,213	2,922	9,492	8,302
Interest	3,395	3,229	10,445	10,080
Total expenses	161,849	146,400	484,408	445,386

Income before income taxes	75,435	65,565	258,033	217,968

Income taxes	29,219	25,295	100,078	83,241

Net income	$ 46,216	$ 40,270	$157,955	$ 134,727
	=======	=======	=======	========
Net income per share:
Basic	$0.33	$0.29	$1.13	$0.97
	====	====	====	====
Diluted	$0.33	$0.29	$1.12	$0.96
	====	====	====	====
Weighted average number of shares outstanding:
Basic	140,593	139,668	140,401	139,522
	======	=======	=======	=======
Diluted	141,288	141,027	141,209	140,949
	======	======	=======	=======
Dividends declared per share	$0.06	$0.05	$0.18	$0.15
	====	=====	=====	=====

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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended September 30, 2007
(in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal
	Ended	Ended	Net	Net	Acquisition	Net
	9/30/07	9/30/06	Change	Growth %	Revenues	Growth %

Florida Retail
	$ 39,286	$ 43,871	$ (4,585)	(10.5)%	$ 797	(12.3)%
National Retail	62,237	51,948	10,289	19.8%	10,685	(0.8)%
Western Retail	24,668	26,139	_(1,471)	(5.6)%	75	(5.9)%
Total Retail	126,191	121,958	4,233	3.5%	11,557	(6.0)%

Professional Programs	11,200	10,696	504	4.7%	119	3.6%
Special Programs	30,411	26,736	3,675	13.7%	2,029	6.2%
Total Programs	41,611	37,432	4,179	11.2%	2,148	5.4%

Wholesale Brokerage	39,354	36,017	3,337	9.3%	4,400	(3.0)%

TPA Services	9,390	9,164	226	2.5%	-	2.5%

Total Core Commissions
and Fees (1)	$216,546	$204,571	$ 11,975	5.9%	$18,105	(3.0)%
	=======	=======	======		======

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended September 30, 2007 and 2006
(in thousands)
(unaudited)

	Quarter	Quarter
	Ended	Ended
	9/30/07	9/30/06
Total core commissions and fees(1)	$216,546	$204,571
Contingent commissions	8,875	2,092
Divested business	-	1,895

Total commission & fees	$225,421	$208,558
	======	======

(1)

Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent   commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

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Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$ 74,025	$ 88,490
Restricted cash and investments	227,146	242,187
Short-term investments	3,021	2,909
Premiums, commissions and fees receivable	271,606	282,440
Other current assets	35,217	32,180
Total current assets	611,015	648,206

Fixed assets, net	58,322	44,170
Goodwill	803,330	684,521
Amortizable intangible assets, net	421,209	396,069
Investments	652	15,826
Other assets	20,831	19,160
Total assets	$1,915,359	$1,807,952
	=========	=========
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 399,331	$ 435,449
Premium deposits and credits due customers	38,900	33,273
Accounts payable	21,127	17,854
Accrued expenses	72,883	86,009
Current portion of long-term debt	11,574	18,082
Total current liabilities	543,815	590,667

Long-term debt	225,403	226,252

Deferred income taxes, net	60,596	49,721

Other liabilities	12,560	11,967

Shareholders’ equity:
Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding 140,709 at 2007 and 140,016 at 2006	14,071	14,002
Additional paid-in capital	230,520	210,543
Retained earnings	828,336	695,656
Accumulated other comprehensive income	58	9,144

Total shareholders’ equity	1,072,985	929,345

Total liabilities and shareholders’ equity	$1,915,359	$1,807,952
	========	=========

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